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

                                                                                                             EXHIBIT 11
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               Matria Healthcare, Inc. and Subsidiaries
                        Computation of Earnings per Share
                (Amounts in thousands, except per share amounts)
                                   (Unaudited)

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
                                                                         Three Months Ended       Nine Months Ended
                                                                          September 30,             September 30,
                                                                    --------------------------  -----------------------
                                                                        2001          2000          2001       2000
                                                                    ------------  ------------  ----------- -----------
Basic
Net earnings
     Continuing operations                                          $     2,449         2,658        7,525      11,605
     Discontinued operations                                               (210)         (195)        (210)        180
                                                                    ------------  ------------  ----------- -----------
                                                                          2,239         2,463        7,315      11,785
Preferred stock dividend requirements                                       (42)         (800)      (1,638)     (2,400)
Accretion on preferred stock                                                 (7)         (111)        (225)       (330)
Gain (loss) on repurchases of preferred stock                            (1,400)           --          739          --
                                                                    ------------  ------------  ----------- -----------
Net earnings available to common shareholders                       $       790         1,552        6,191       9,055
                                                                    ============  ============  =========== ===========
Shares:
     Weighted average number of common shares outstanding                 8,736         9,227        8,735       9,217
                                                                    ============  ============  =========== ===========
Net earnings per common share
     Continuing operations                                          $      0.11          0.19         0.73        0.96
     Discontinued operations                                              (0.02)        (0.02)       (0.02)       0.02
                                                                    ------------  ------------  ----------- -----------
                                                                    $      0.09          0.17         0.71        0.98
                                                                    ============  ============  =========== ===========


Diluted
Net earnings available to common shareholders                       $       790         1,552        6,191       9,055
Dividends on convertible preferred shares                                    --           100           25         300
                                                                    ------------  ------------  ----------- -----------
Net earnings for diluted calculation                                $       790         1,652        6,216       9,355
                                                                    ============  ============  =========== ===========
Shares:
     Weighted average number of common shares outstanding                 8,736         9,227        8,735       9,217
     Shares issuable from assumed exercise of options and warrants          170           220          143         334
     Convertible preferred stock                                             --           556           46         556
                                                                    ------------  ------------  ----------- -----------
                                                                          8,905        10,003        8,924      10,107
                                                                    ============  ============  =========== ===========
Net earnings per common share
     Continuing operations                                          $      0.11          0.19         0.72        0.91
     Discontinued operations                                              (0.02)        (0.02)       (0.02)       0.02
                                                                    ------------  ------------  ----------- -----------
                                                                    $      0.09          0.17         0.70        0.93
                                                                    ============  ============  =========== ===========
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